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Exhibit 32

CERTIFICATION

        Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Annual Report on Form 10-K for the year ended January 1, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter's, Inc. and The William Carter Company.

Date: March 16, 2005	/s/ FREDERICK J. ROWAN, II Frederick J. Rowan, II Chief Executive Officer
Date: March 16, 2005	/s/ MICHAEL D. CASEY Michael D. Casey Chief Financial Officer

         The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Annual Report on Form 10-K or as a separate disclosure document.

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  Exhibit 32
CERTIFICATION